                                                                    Exhibit 3.35

                          CERTIFICATE OF INCORPORATION

                                       OF

                       STATOIL ENERGY FAIRLESS HILLS, INC.

         FIRST: The name of this corporation shall be:

                  STATOIL ENERGY FAIRLESS HILLS, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

         THIRD: The purpose or purposes of the corporation shall be;

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which this corporation is authorized to issue is: 1,000 shares of Common Stock at $1,00 par value.

         FIFTH: The name and address of the incorporator is as follows:

                  Statoil Energy. Inc.
                  2800 Eisenhower Avenue
                  Alexandria, VA 22314

         SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

         SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

         IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 5th day of April, 2000.

                                             STATOIL ENERGY, INC.,
                                             Incorporator

                                             By: /s/ Gerard R. McConnell
                                                 -------------------------
                                             Name: Gerard R. McConnell
                                             Title: Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       STATOIL ENERGY FAIRLESS HILLS, INC.

         STATOIL ENERGY FAIRLESS HILLS, INC., a corporation organized and existing under and by virtue of the General Corporation LAW of the State of Delaware, DOES HEREBY CERTIFY:

         1. The name of the corporation (hereinafter the "Corporation") is:

                           STATOIL ENERGY FAIRLESS HILLS, INC.

         2. The following amendment to the Certificate of Incorporation of the Corporation has been adopted:

                  Paragraph I is amended to read as follows:

                  The name of the corporation is; STATOIL ENERGY POWER GENERATION, INC.

         3. On April 25, 2000, the Amendment was approved by the Corporation's sole shareholder by a vote of more than two-thirds of all of the votes entitled to vote thereon, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Amendment shall become effective upon the filing thereof adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, signed and dated this 26th day of April, 2000.

                                             STATOIL ENERGY FAIRLESS HILLS, INC

                                             By: /s/ Gerard R. McConnell
                                                 ---------------------------
                                                     Gerard R. McConnell
                                                     Secretary

                              ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                      STATOIL ENERGY POWER GENERATION, INC.
                           (PURSUANT TO SECTION 242)

         I, the undersigned Tammie S. Ptacek, Secretary of Statoil Energy Power Generation, Inc. (the "Company"), a corporation subject to the provisions of the Delaware General Corporation Law, do hereby certify that pursuant to a Joint Written Action of the Sole Shareholder and the Board of Directors Taken in Writing in Lieu of a Meeting dated effective as of September 12, 2000, the following resolution was adopted:

         "RESOLVED; that Article 1 of the Company's Articles of Incorporation be and hereby is amended and replaced in its entirety with the following:

                                    ARTICLE 1

         The name of the Corporation is NEO Power Services Inc.

         IN WETNESS WHEREOF, I have hereunto set my hand effective as of this 11th day of September, 2000:

                                             BY: /s/ Tammie S. Ptacek
                                                 --------------------------
                                                     Tammie S. Ptacek
                                                     Secretary

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                      *****

NEO Power Services. Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle

         The Board of Directors of NEO Power Services Inc. adopted the following resolution on the 12th day of September, 2000.

         Resolved, that the registered office of NEO Power Services Inc in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

         IN WITNESS WHEREOF, NEO Power Services. Inc. has caused this statement to be signed by Tammie S. Ptacek, its Secretary, this 19th day of March, 2001.

                                             NEO Power Services. Inc.

                                             /s/ Tammie S. Ptacek
                                             --------------------------
                                             Secretary
                                             Tammie S. Ptacek